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Exhibit No. 4(E)

                               (Face of Security)

REGISTERED
REGISTERED

NO.
    ___________
$
  _____________

                                CUSIP 743315 AF 0

                           THE PROGRESSIVE CORPORATION

                                7% NOTE DUE 2013

      THE PROGRESSIVE CORPORATION, an Ohio corporation (the "Issuer"), for value received, hereby promises to pay to or registered assigns, at the office or agency of the Issuer at the office of the Trustee in Canton, Massachusetts, the principal sum of dollars on October 1, 2013, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semiannually on April 1 and October 1 of each year, commencing on April 1, 1994, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the April 1 or the October 1, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on the Notes, in which case from October 6, 1993, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. Nothwithstanding the foregoing, if the date hereof is after the fifteenth day of March or September, as the case may be, and before the following April 1 or October 1, this Note shall bear interest from such April 1 or October 1; provided, that if the Issuer default in the payment of interest due on such April 1 or October 1, then this Note shall bear interest from the next preceding April 1 or October 1 to which interest has been paid or, if no interest has been paid on this Note, from October 6, 1993. The interest so payable on any April 1 or October 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the March 15 or September 15, as the case may be, next preceding such April 1 or October 1.

      Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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IN WITNESS WHEREOF, The Progressive Corporation has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        THE PROGRESSIVE CORPORATION

[CORPORATE SEAL]                   By:
                                       ___________________________________
                                         President and Chief Executive
                                                  Officer

Attest:

  ________________________
  Secretary

Date: ________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

                                   THE FIRST NATIONAL BANK OF BOSTON,
                                             as TRUSTEE

                                   By:
                                       ___________________________________
                                               Authorized Signatory

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                               (Back of Security)

                           THE PROGRESSIVE CORPORATION

                                7% NOTE DUE 2013

      This Note is one of a duly authorized issue of debenture, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of September 15, 1993 (herein called the "Indenture"), duly executed and delivered by the Issuer to The First National Bank of Boston, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rate, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 7% Notes Due 2013 of the Issuer, limited in aggregate principal amount to $150,000,000.

      In case an Event of Default, as defined in the Indenture, with respect to the 7% Notes Due 2013 shall have occurred and be continuing, the principal hereof any be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series: provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series may on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or wavier by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

      The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 at the office or agency of the Issuer at the office of the Trustee in Canton, Massachusetts, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

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      The Notes are not subject to redemption at the option of the Issuer or through the operation of a sinking fund.

      Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer at the office of the Trustee in Canton, Massachusetts, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation or ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by notice to the contrary.

      No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

      Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM                -          as tenants in common
   TEN ENT                -          as tenants by the entireties
   CUST                   -          Custodian
   JT TEN                 -          as joint tenants with right
                                     of survivorship and not as
                                     tenants
   UNIF GIFT MIN ACT      -          Uniform Gifts to Minors Act
                                     in common

                                _____________________________
                                (State)

     Additional abbreviations may also be used though not in the above list.

                                      -4-
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  FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s)
                                      unto

                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                         IDENTIFYING NUMBER OF ASSIGNEE

 ______________________________________________________________________________

 ______________________________________________________________________________
      Please print or typewrite name and address including postal zip code of assignee

 ______________________________________________________________________________
                         the within Note and all rights
           thereunder, hereby irrevocably constituting and appointing

 ______________________________________________________________________________
                     attorney to transfer said Note on the
     books of the Issuer, with full power of substitution in the premises.

 Date:
      _________________              _________________________________________

                             NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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